NOTICE OF GUARANTEED DELIVERY
          For Tender of High Yield Trust Offered Preferred Securities
              (Liquidation Value $100 per Preferred Security) of
                               Sinclair capital

     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for Sinclair Capital's High Yield Trust Offered Preferred Securities (the "Old Preferred Securities") are not immediately available, (ii) the Old Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank of Maryland (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer - Procedures for Tendering Old Preferred Securities" in the Prospectus.

                            The Exchange Agent is:

                     FIRST UNION NATIONAL BANK OF MARYLAND


      By Mail, Hand or Overnight Delivery:
          First Union National Bank             By Facsimile Transmission
            Corporate Trust Department               (704) 590-7628
         1525 W. W.T. Harris Blvd. - 3C3
            Charlotte, N.C. 28262-1153          To Confirm By Telephone:
           Attn: Michael Klotz                 Michael Klotz: (704) 590-7408


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Sinclair Capital, a Delaware special purpose statutory business trust, upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Consent and Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Value of Old Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer Procedures for Tendering Old Preferred Securities."

Signature(s)----------------------------        Address(es)--------------------------

            ----------------------------                   --------------------------
                                                                             Zip Code
Name(s) of Record Holder(s)

-------------------------------------           Area Code and Tel. No.(s)--------------

-------------------------------------
Please Type or Print                            Date ___________________________, 1997
Aggregate Liquidation Value Tendered_______     If Old  Preferred  Securities  will be
                                                tendered  by   book-entery   transfer,
                                                provide the DTC account number:
Share Certificate No.(s). (If available)

-------------------------------------           -----------------------------------

-------------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED



                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Preferred Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Preferred Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Preferred Securities tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

   ---------------------------------           ---------------------------------
   Name of Firm                                Authorized Signature

   ---------------------------------           Name
    Address                                        -----------------------------
                                                    Please Type or Print
   ---------------------------------
    Zip Code                                   Title------------------------------

   Area Code and Tel. No.
                         -----------           Dated                      , 1997
                                                     ---------------------


 NOTE: DO NOT SEND OLD  PREFERRED  SECURITIES  WITH THIS  NOTICE  OF  GUARANTEED
       DELIVERY. ACTUAL SURRENDER OF OLD PREFERRED SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY
       EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.